UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2011

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras St., Suite 2400, New Orleans, Louisiana		70130
(Address of principal executive offices)		(Zip Code)

(504) 587-7374

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 9, 2011, Superior Energy Services, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, SPN Fairway Acquisition, Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Company (“Merger Subsidiary”), and Complete Production Services, Inc., a Delaware corporation (“Complete”), pursuant to which Complete will merge with and into Merger Subsidiary (the “Merger”), with Merger Subsidiary continuing as the surviving company and an indirect wholly-owned subsidiary of the Company.

Pursuant to the Merger Agreement, each share of Complete common stock issued and outstanding immediately prior to the effective time of the Merger will be converted automatically into the right to receive 0.945 of a share of the Company’s common stock and $7.00 in cash, without interest. It is expected that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes.

The parties have made customary representations, warranties and covenants in the Merger Agreement, including (i) the agreement of the Company and Complete, subject to certain exceptions, to conduct their respective businesses in the ordinary course and not to engage in certain activities between the execution of the Merger Agreement and the consummation of the Merger and (ii) the agreement of the Company and Complete, subject to certain exceptions, to not solicit alternative transactions or enter into discussions concerning, or provide information in connection with, alternative transactions.

The Merger is subject to customary conditions, including (i) approval by the Company’s stockholders of the issuance of additional shares of the Company’s common stock and an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock to 250,000,000; (ii) the adoption by the stockholders of Complete of the Merger Agreement; (iii) the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iv) the effectiveness of a registration statement on Form S-4 relating to the Company’s common stock to be issued in the Merger and the approval of the listing of such shares on the New York Stock Exchange; and (v) other customary closing conditions. Subject to these closing conditions, the transaction is expected to close as soon as the end of 2011.

Pursuant to the Merger Agreement, at the effective time of the Merger, the Company will take such action as is necessary to increase the size of its board of directors to nine members and appoint two members of the board of directors of Complete to fill such vacancies until their successors are appointed or until their death, retirement, resignation or removal by the Company stockholders. Each of the newly appointed directors will qualify as an independent director of the Company under the rules of the New York Stock Exchange.

The Merger Agreement may be terminated under certain circumstances, including by either the Company or Complete if either party fails to obtain the required stockholder vote at the special meeting of the stockholders of the Company or Complete, as applicable. In addition, either party may choose to terminate the Merger Agreement if: (i) prior to its stockholder vote, the party receives a Superior Proposal, as defined in the Merger Agreement, and after providing the other party with adequate notice and paying the required Termination Fee (described below), the party enters into a definitive agreement in connection with a Superior Proposal; or (ii) the other party’s board of directors withdraws, amends, modifies or qualifies its recommendation in support of the Merger or fails to include its recommendation in support of the Merger in the joint proxy materials to be distributed to each party’s respective stockholders. In each of these cases, either the Company or Complete, as applicable, may be required to pay the other party a termination fee in the amount of $70 million (the “Termination Fee”).

If (i) an Alternative Proposal, as defined in the Merger Agreement, has been publicly disclosed and is not withdrawn at the time of the special meeting of stockholders of the Company or Complete, as applicable; and (ii) the Merger Agreement is terminated because the requisite stockholder vote is not obtained at such stockholder meeting, then the party that does not obtain the requisite vote of its stockholders may be required to reimburse the transaction costs incurred by the other party in connection with the Merger, up to a maximum of $5 million. If within twelve months of such termination the party that does not obtain the requisite vote of its stockholders enters into a definitive agreement for, or completes, an Alternative Proposal with the third party that made the Alternative Proposal prior to the applicable stockholder meeting, then such party may be required to pay the other party the Termination Fee, less the amount of any transaction costs previously paid. If an Alternative Proposal is not outstanding at the time of a party’s meeting of stockholders and such party fails to obtain the requisite vote of its stockholders, such party may be required to reimburse all of the transaction costs incurred by the other party in connection with the Merger, which, in no event shall exceed $4 million in the case of the Company’s expenses and $7.5 million in the case of Complete’s expenses.

The representations and warranties that the parties have made to each other in the Merger Agreement are as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties to the Merger Agreement, the Merger Agreement is not intended to be a source of factual, business or operational information about any of the parties thereto. The representations and warranties contained in the Merger Agreement were made only for purposes of such Merger Agreement, are solely for the benefit of the parties to such Merger Agreement, and may be subject to limitations agreed between those parties, including being qualified by disclosures between those parties. The representations and warranties in the Merger Agreement may have been made to allocate risks among the parties thereto, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in disclosure letters to the Merger Agreement that the parties exchanged in connection with the signing of the Merger Agreement. Accordingly, investors and securityholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Complete’s public disclosures.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference.

The consummation of the Merger is not subject to a financing condition. In connection with entering into the Merger Agreement, the Company and its wholly-owned subsidiary, SESI, L.L.C., a Delaware limited liability company, obtained debt financing commitments from JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC, pursuant to a commitment letter, dated October 9, 2011.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated October 9, 2011, by and among Superior Energy Services, Inc., SPN Fairway Acquisition, Inc. and Complete Production Services, Inc. (The Company agrees to furnish supplementally a copy of any omitted schedules to the SEC upon request.)

Additional Information and Where to Find It

The Company and Complete plan to file a joint proxy statement/prospectus and other documents with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY, COMPLETE AND THE PROPOSED ACQUISITION. A definitive joint proxy statement/prospectus will be sent to security holders of the Company and Complete seeking their approval of the acquisition. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by the Company and Complete with the SEC at the SEC’s web site at www.sec.gov. The proxy statement/prospectus and such other documents (relating to the Company) may also be obtained for free from the Company by accessing the Company’s website at www.superiorenergy.com. The proxy statement/prospectus and such other documents (relating to Complete) may also be obtained for free from Complete by accessing Complete’s website at www.completeproduction.com.

Participants in the Solicitation

The Company, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from the Company’s stockholders in connection with the acquisition. Information regarding such persons and a description of their interests in the acquisition will be contained in the joint proxy statement/prospectus when it is filed, and additional information regarding such persons is included in the Company’s proxy statement filed with the SEC on April 15, 2011.

Complete, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from Complete’s stockholders in connection with the acquisition. Information regarding such persons and a description of their interests in the acquisition will be contained in the joint proxy statement/prospectus when it is filed, and additional information regarding such persons is included in Complete’s proxy statement filed with the SEC on April 18, 2011.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

Information set forth in this Current Report on Form 8-K (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company’s and Complete’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to whether and when the transactions contemplated by the Merger Agreement will be consummated, the new combined company’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals for the transaction and the approval of the Merger Agreement by the stockholders of both parties; the risk that the cost savings and any other synergies from the transaction may not be realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the ability to successfully integrate the businesses; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the ability of the combined company to successfully introduce new product or service offerings or enter new markets on a timely and cost-effective basis; any adverse developments in customer relationships or legal proceedings; prevailing oil and gas prices; the Company’s continued access to the capital markets; the inability to retain key personnel; continuation or deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the companies; and the business plans of the customers of the respective parties. Additional factors that may affect future results are contained in the Company’s and Complete’s filings with the SEC, which are available at the SEC’s web site http://www.sec.gov. There can be no assurance that the proposed acquisition will be consummated in the time frame anticipated, or at all. The Company and Complete disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated: October 11, 2011